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                                                                      EXHIBIT 21


                        ZAPATA CORPORATION SUBSIDIARIES


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Name                                                        Place of Incorporation                      Ownership
----                                                        ----------------------                      ---------
Cimarron Gas Holding Company                                    Delaware                                  100%
         Cimarron Gas Companies, Inc.                           Oklahoma                                  100%
         Tyler Gas Co.                                          Texas                                     100%
         Kodiak Compression, Inc.                               Oklahoma                                  100%
         Stellar Energy Corporation                             Texas                                     100%
         Stellar Pipeline Company                               Texas                                     100%
         Stellar Transmission Company                           Texas                                     100%
Energy Industries, Inc.                                         Delaware                                  100%
Tanker Leasing Corporation                                      Delaware                                  100%
Zapata Compression Investments, Inc.                            Delaware                                  100%
         Zapata Energy Industries, L. P.                        Delaware                                  100%
Zapata Exploration Company                                      Delaware                                  100%
         Zapata Offshore Gathering Company, Inc.                Delaware                                  100%
Zapata Off-Shore Company                                        Delaware                                  100%
         Zapata Drilling, Inc.                                  Delaware                                  100%
         Zapata North Sea, Inc.                                 Panama                                    100%
Zapata Overseas Capital Corporation                             Delaware                                  100%
         Zapata Canada Inc.                                     British Columbia                          100%
Zapata Protein, Inc.                                            Delaware                                  100%
         Amigo Feeds, Ltd.                                      Bermuda                                    50%
         Moss Point Marine, Inc.                                Delaware                                  100%
         Protein Finance Company                                Delaware                                  100%
         Protein (USA) Company                                  Delaware                                  100%
         Tullco Inc.                                            Delaware                                  100%
         Venture Milling Company                                Delaware                                  100%
         Zapata Protein International Limited                   Cayman Islands                            100%
         Zapata Protein (USA), Inc.                             Virginia                                  100%
             Protein Securities Company                         Delaware                                  100%
         Zarpe Trading, Ltd.                                    Barbados                                  100%
Zapata Services Corporation                                     Delaware                                  100%
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